UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

March 19, 2020

(Date of earliest event reported)

Corning Natural Gas Holding Corporation

(Exact name of registrant as specified in its charter)

New York	000-00643	46-3235589
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

330 West William Street, Corning, New York	14830
(Address of principal executive offices)	(Zip Code)

(607) 936-3755

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). [ ] Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective March 19, 2020, Corning Natural Gas Holding Company (the “Company”) amended its certificate of incorporation to authorize 180,000 shares of 6% Series C Cumulative Preferred Stock (the “Series C Preferred Stock”). The Series C Preferred Stock accrues cumulative dividends at the rate of 6.0% of the liquidation preference per share ($25.00) and are expected to be paid on March 31, June 30, September 30, and December 31 of each year. The Series C Preferred Stock ranks on parity with the Company’s Series A and Series B Preferred Stock. The Company has not issued any shares of Series C Preferred Stock.

This description of the amendment to the Company’s certificate of incorporation authorizing the Series C Preferred Stock is incomplete, and is qualified in its entirety by the certificate of amendment of the certificate of incorporation attached to this Form 8-K as Exhibit 3.1.

Item 9.01	Financial Statements and Exhibits.

Exhibit 3.1 Certificate of Amendment of the Certificate of Incorporation of Corning Natural Gas Holding Corporation authorizing 180,000 Shares of 6% Series C Cumulative Preferred Stock Filed with the Department of State of the State of New York on March 19, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Corning Natural Gas Holding Corporation

By: /s/ Firouzeh Sarhangi

Chief Financial Officer

Dated: March 19, 2020

INDEX TO EXHIBITS

Form 8-K of Corning Natural Gas Holding Corporation

Exhibit 10.11 Limited Liability Company Membership Interest Purchase Agreement dated March 2, 2020 between Corning Natural Gas Holding Company and Mirabito Regulated Industries, LLC